Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions. Exhibit 10.13 CHANGE ORDER NO. 4 TO WORK ORDER #5997-01 – [**] STUDY This Change Order No. 4 entitled — [**] STUDY (“Change Order No. 4”) effective as of November 17, 2020 (“Change Order No. 4 Effective Date”) to Work Order #5997- 01 by and between AstraZeneca Pharmaceuticals LP (“Astrazeneca”) and Emergent Manufacturing Operations Baltimore, LLC (“Service Provider”) hereby modifies and adds to the scope of Services set forth in Change Order No. 1 to Work Order #5997-01 effective July 31,2020 (“Change Order No. 1”) entered into by the Parties pursuant to the Master Services Agreement dated July 24, 2020 (the “Master Services Agreement”). Capitalized terms used in this Change Order that are not otherwise defined herein have the meanings given to them in the Master Services Agreement. In consideration of the mutual promises contained therein and herein and for other good and valuable consideration the receipt and adequacy of which each of the Parties does hereby acknowledge, the Parties hereby agree as follows: 1. Purpose and Description of Change. The purpose of this Change Order No. 4 is to modify and further add to the Services set forth in Change Order No. 1. 2. The line item and task described as “[**]” set forth in Change Order No. 1 has been completed and continues to be subject to the terms and conditions of Change Order No. 1. 3. The following line items and tasks set forth in Change Order No. 1 have not been completed and the Parties remove them from Change Order No. 1: [**] Qty Task Deliverable Direct Fees Est. Pass Through Costs Line Total [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] 4. In addition to the Services set forth in Work Order #5997-01(including without limitation, within prior Change Orders), Service Provider will render to Astrazeneca the following Services: A [**] study to be performed by Service Provider. [**]. 5. Deliverables. 2.1 Protocol and Report

6. Service Fees. 6.1 In addition to fees set forth in Work Order 5997-01 and in prior Change Orders, the additional fees due to Service Provider for Services included under this Change Order No. 4 shall be as follows: [**] Study Qty Task Deliverable Direct Fees Est. Pass Through Costs Line Total [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] [**] Subtotal [**] [**] [**] *Per above, this work was completed under Change Order No. 1 and Service Provider will invoice the task and line item pursuant to Change Order No. 1. The estimated pass through costs are exclusive of the administrative fee. The administrative fee of [**]% will be added to the actual cost of the pass-through costs. 6.2 Astrazeneca shall pay Service Provider all fees and costs set forth in this Change Order in accordance with the following payment schedule: (a) all fees are payable [**]% upfront upon initiation of the specified activity or task, with the remaining [**]% payable upon completion of the applicable activity or task; and (b) all pass-through costs plus the administrative fee of [**]% are payable [**]% upon order placement for the materials or services, with the remaining [**]% payable upon Service Provider’s receipt of the materials or services. 7. Miscellaneous. Except as amended herein, all terms and conditions of Work Order No. 5997-01 remain unchanged and in full force and effect. IN WITNESS THEREOF, the authorized representatives of the Parties have executed this Change Order as of the Change Order Effective Date. ASTRAZENECA PHARMACEUTICALS LP BY: /s/ Michelle Vincent Name: Michelle Vincent Title: Supplier Relationship Manager, BES Date: December 1, 2020 EMERGENT MANUFACTURING OPERATIONS BALTIMORE, LLC BY: /s/ John Lenihan Name: John Lenihan Title: Sr. Dir., Head of Sales & BD Date: December 1, 2020